AUTOMATIC DATA PROCESSING, INC.

AMENDED AND RESTATED EMPLOYEES' SAVING - STOCK OPTION PLAN

The following is an amendment and restatement, effective as of November 8, 2005, of the terms and restrictions of the Employees’ Savings-Stock Option Plan (the “Plan”), originally adopted by the Board of Directors of Automatic Data Processing, Inc. (the “Company”) on January 29, 1996, for the employees of the Company and its subsidiaries based in France.

A. The Plan shall be implemented by a series of consecutive offerings of 48 months’ duration (each, an “Offering”). The terms and restrictions specific for each Offering will be adopted by the Administrative Committee of the Plan (the “Administrative Committee”) appointed by the Board of Directors of the Company.

B. The Administrative Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Administrative Committee shall be final, binding, and conclusive.

C. Either the Board or the Administrative Committee may amend the Plan, provided, however, that the Administrative Committee may amend the Plan only to the extent required to comply with applicable law. The Plan shall continue until terminated by the Board.

D. The terms and restrictions for each Offering shall include the following provisions:

1.            Offering N° __ is granted for a period commencing January 1, 20__ and ending December 31, 20__ (the "Stock Option Period") to all employees of the Company's French subsidiaries having concluded an indefinite-term employment contract as of _________, 20__. No employee shall be granted an option under Offering N° __ if such employee, immediately after the option is granted, owns stock in the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Persons eligible to participate in Offering N° __ pursuant to this Section 1 are hereinafter called "Eligible Employees".

2.             The maximum number of shares of Common Stock of the Company (the “Shares”) that may be issued and sold to all employees of the Company and its subsidiaries in France and outside of France under the Plan and comparable plans is ____ Shares. For each Eligible Employee, the maximum number of stock options he or she may elect to receive is limited to the nearest whole number of stock options determined by dividing (a) an amount equal to 10% of his or her gross annual base salary in effect on ________, 20__ (bonuses and benefits in kind excluded), by (b) the price per Share provided in Section 3 below, up to a maximum of ____ stock options.

3.             The price at which the Eligible Employees may exercise their options to acquire Shares has been irrevocably fixed prior to Offering N° __ and for the entire duration of Offering N° __ at U.S. $____ per Share, corresponding to Euro ____ per Share (the “Purchase Price”), using an exchange rate of Euro _____ for U.S. $1.00 (the “Reference Rate”).

4.             Shares that the Eligible Employees may decide to acquire by exercising their options will be paid by monthly deductions from their salaries over a 48 calendar-month period commencing January 1, 20__ and ending December 31, 20__. Such deductions will correspond to Euro _____ per option and will bear an interest rate based on the interest rate environment within France. The funds collected from the Eligible Employees will be managed by a financial institution.

5.             The Eligible Employees shall be entitled to exercise their stock options by written notice of exercise delivered in January 20__ to the ADP French subsidiary which employs them.

6.             The Eligible Employees who have elected to benefit from stock options may withdraw from Offering N° __ and cancel their election with respect to any or all of such stock options by written notice of cancellation delivered to the ADP French subsidiary which employs them, at any time during the Stock Option Period. If an Eligible Employee cancels his election as to a portion of the stock options, he shall continue to make the required installment payments with respect to the remainder of the stock options that he has not cancelled.

An Eligible Employee's rights with respect to the stock options which he has cancelled shall be to receive in cash, within 15 business days following the end of the calendar month during which he has delivered the notice of cancellation, the amount credited to his account with respect to such stock options, which amount will include any interest to which he may be entitled.

In the event that the Purchase Price is higher than the average of the high and low sales prices of a share of Common Stock of the Company on the New York Stock Exchange on December 31, 20__, all Eligible Employees will be deemed to have withdrawn from Offering N° __and each Eligible Employee will be entitled to receive, within 15 business days following the end of the calendar month during which he has been deemed to have withdrawn from Offering N° __, a refund of funds collected from such Eligible Employee in respect of Offering N° __, plus any interest credited to the Eligible Employee's account in respect of such funds.

7.            In order to minimize the exchange risks pertaining to the respective fluctuation of the Euro and the U.S. dollar during the 48 calendar-month period referred to in Section 4 above, the following method will be applied if the Eligible Employees exercise their options to acquire Shares:

-if at the expiration of the 48 calendar-month period, i.e. on December 31, 20__, the exchange rate between the Euro and the U.S. $ is the same as the Reference Rate, there will be no adjustment;

-if on the same date, the Euro is higher, the Eligible Employees will be reimbursed for the difference between the Reference Rate and the rate in effect on December 31, 20__;

-if on the same date, the Euro is lower, the Eligible Employees will have the option to either:

* make an additional payment covering the difference between the rate in effect on December 31, 20__ and the Reference Rate in order to exercise all their stock options; or

* exercise their stock options for a lower number of Shares, corresponding to the U.S. dollar equivalent of the Euro amounts credited to their accounts.

8.            In the event of a stock dividend or a subdivision or combination of the shares of capital stock of the Company, the maximum number of Shares which may thereafter be issued and sold under Offering N° __ will be proportionately increased or decreased, the terms relating to the price at which options to acquire Shares may be exercised will be appropriately adjusted, and such other action will be taken as in the opinion of the Administrative Committee is appropriate under the circumstances. In case of reclassification or other change in the shares of capital stock of the Company, the Administrative Committee will make appropriate adjustments.

In the event that the Company is merged into another corporation, the Board of Directors of the surviving or acquiring corporation may, but shall not be required to, make such modification as is permissible and appropriate.

9.            No option granted under Offering N° __ shall be transferable by an Eligible Employee, and an Eligible Employee's rights under Offering N° __ shall be exercisable, during his lifetime, only by him.

10.          If, prior to January 1, 20__, an Eligible Employee having elected to receive stock options, resigns, is dismissed, or if he transfers to a company other than the Company or a subsidiary thereof, his rights under Offering N° __ shall thereupon be deemed to be cancelled. In such case, the Eligible Employee shall be entitled to receive in cash, within 15 business days following the end of the calendar month during which his rights under Offering N° __ shall be deemed to be cancelled pursuant to this Section 10, the amount credited to his account, which amount shall include any interest to which he may be entitled.

If, prior to January 1, 20__, an Eligible Employee having elected to receive stock options dies, the right to purchase all Shares that the Eligible Employee had elected to purchase under Offering N° 38, will be granted to the estate of the deceased Eligible Employee. The estate will have six months from the date of the death of the Eligible Employee to elect to purchase all Shares that the Eligible Employee had originally elected to purchase, or such fewer number of Shares that the estate elects to purchase using the funds credited to the account of such Eligible Employee through the date of his death, in either case, using as the “reference rate” the Euro/U.S. $ exchange rate in effect on the last business day of the month in which the Eligible Employee died. In the event the estate elects to purchase Shares for which there are not adequate funds in the Eligible Employee’s account, the estate shall pay the difference, if any, between the funds credited to the account of the Eligible Employee and the amount necessary to purchase Shares at the reference rate. Any funds collected on behalf of the deceased Eligible Employee exceeding the price to be paid by the estate for the purchase of Shares will be given to the estate of the deceased Eligible Employee. In the event the estate of such Eligible Employee does not respond or elects not to purchase Shares in accordance with this Section 10, the estate will receive the amount of funds credited to the account of the deceased Eligible Employee, plus any interest credited to such account.

If an Eligible Employee is employed by a French subsidiary of the Company, or business unit or division thereof, that is sold, transferred or otherwise disposed by the Company after January 1, 20__, such Eligible Employee will be entitled to purchase Shares with the funds collected (including any interest credited thereon) through the date the sale is completed. Under such circumstances, Eligible Employees will have the right to purchase Shares at the Purchase Price, using as the “reference rate” the Euro/U.S. $ exchange rate in effect on the date the sale is completed, up to the maximum number of Shares that the Eligible Employee had elected to purchase under Offering N° __, and the balance of funds, if any, will be returned to the Eligible Employee. In the event that a sale, transfer or other disposition of a French subsidiary of the Company, or business unit or division thereof, is completed before January 1, 200_, an Eligible Employee's participation in Offering N° __ will be automatically terminated and all funds collected (including any interest credited thereon) through the date of such sale will be returned to the Eligible Employee within 15 business days following the end of the calendar month during which any such sale, transfer or other disposition was completed.

11.           An Eligible Employee having elected to receive stock options on an authorized leave of absence at any time during the period of January 1, 20__ through October 31, 20__ may continue to participate in Offering N° __ for up to 12 months. Upon return from the leave of absence, the Eligible Employee may make up any deficit in the total amount originally required to be in such Eligible Employee’s account through increased uniform payroll deductions over the remaining payroll periods or the Eligible Employee may elect to submit a certified check for the full deficit on the account. If, however, the authorized leave of absence begins on or after November 1, 20__, then the Eligible Employee may only make up any deficit in the amount required to purchase the number of Shares that the Eligible Employee elected to purchase by certified check. The Eligible Employee’s local Human Resource contact in the local Human Resource office must receive all certified checks prior to December 31, 20__.

12.           An Eligible Employee that retires prior to December 31, 20__ may elect to purchase the number of Shares purchasable under Offering N° __ with funds collected through the date of retirement.

If an Eligible Employee that retires elects to purchase Shares with funds collected through the date of retirement, on the last business day of the month in which the Eligible Employee retires, all funds collected on behalf of the Eligible Employee to purchase Shares in Offering N° __, including any interest credited to date on funds held on behalf of such Eligible Employee, will be used to purchase as many whole Shares as such amount will purchase up to the maximum number of Shares that the Eligible Employee had elected to purchase in Offering N° __, and the balance of funds, if any, will be paid in cash to such Eligible Employee.